Exhibit 99.1

THE GEO GROUP ANNOUNCES ACQUISITION OF EIGHT CORRECTIONAL

AND DETENTION FACILITIES TOTALING MORE THAN 6,500 BEDS

•	Immediately Accretive Transaction with Significant Earnings Growth Upside
•	Expected Initial Annualized AFFO Accretion of $0.10-$0.12 per Share with Additional Accretion to AFFO per Share Expected over 12-24 Months
•	Positions GEO to Meet Demand for Correctional and Detention Bed Space

Boca Raton, Fla. – January 26, 2015 -- The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully-integrated equity real estate investment trust specializing in the financing, development, ownership, and operation of diversified correctional, detention, and community reentry facilities around the globe, announced today the signing of a definitive agreement to acquire eight correctional and detention facilities (the “LCS Facilities”) totaling more than 6,500 beds from LCS Corrections Services, Inc., a privately-held owner and operator of correctional and detention facilities in the United States, and its affiliates (collectively, “LCS”). The LCS transaction will be an asset purchase.

Pursuant to the terms of the definitive agreement, GEO will acquire the LCS Facilities for approximately $312 million, or approximately $48,000 per bed, in an all cash transaction, excluding transaction related expenses. Additionally, LCS has the opportunity to receive an additional payment if the Facilities exceed certain performance targets after the closing over a period of approximately 18 months (the “Earnout Payment”). The aggregate amount of the purchase price to be paid at closing and the Earnout Payment, if achieved, will not exceed $350 million. LCS will use the proceeds to repay approximately $302 million in outstanding net debt. GEO will not assume any debt as a result of the transaction. GEO will finance the acquisition of the LCS Facilities with borrowings under its $700 million Revolving Credit Facility. Following the LCS transaction, GEO will have approximately $260 million in available borrowing capacity under its Revolving Credit Facility. The transaction is expected to close by the end of February 2015, subject to the fulfillment of customary closing conditions.

LCS Asset Portfolio

LCS owns and operates eight correctional and detention facilities located in Louisiana, Texas, and Alabama, totaling more than 6,500 beds. The LCS Facilities, which currently house offenders on behalf of federal, state, and local correctional and detention agencies, have been historically underutilized with current average occupancy rates of approximately 50 percent. More than two-thirds of revenues for LCS are generated under contracts with Federal correctional and detention agencies. Following the acquisition, GEO will own and/or manage 106 facilities totaling approximately 85,500 correctional, detention, and community reentry beds worldwide with a growing workforce of approximately 19,000 professionals.

Contact:	Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations

N E W S    R E L E A S E

Financial Impact

On an annualized basis, the acquisition is expected to immediately increase GEO’s revenues by approximately $75-80 million and be initially $0.10-$0.12 accretive to Adjusted Funds from Operations (“AFFO”) per share, excluding one-time transaction-related expenses. Additionally, GEO expects to achieve substantial improvements in the utilization of the LCS Facilities which is expected to create additional accretion to AFFO per share over the next 12-24 months.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “This important transaction represents a compelling strategic fit for our company. The recently announced reactivation of a significant portion of our beds in inventory is indicative of the growing need for beds around the country, and this important strategic transaction will further position GEO to meet the demand for correctional and detention bed space in the United States. We are enthusiastic to have the opportunity to create shareholder value with this important acquisition as we have done with several previous GEO acquisitions.

“GEO is the largest provider of correctional and detention bed space to the Federal government, and in the last 18 months we have activated contracts or have announced new contract awards for approximately 5,000 federal beds, including recent announcements for the reactivation of our company-owned, 1,940-bed Great Plains Correctional Facility under a new ten-year contract with the Federal Bureau of Prisons in Hinton, Oklahoma and a 626-bed expansion of our company-owned Karnes County Residential Center under an expanded public-private partnership with U.S. Immigration and Customs Enforcement. The valuable assets we are acquiring from LCS already have existing contracts primarily with federal correctional and detention agencies; however they have been historically underutilized. GEO has a three decade long partnership with the Federal government and a successful track record of integrating acquired correctional and detention facilities. Consistent with our prior acquisitions, we expect to achieve substantial improvements in the utilization of these important assets to drive material revenue and earnings growth and create significant value for our shareholders,” Zoley added.

Financial and Legal Advisors

J.P. Morgan Securities LLC provided the GEO Board of Directors with a fairness opinion. Akerman LLP served as GEO’s legal advisor. Shutts and Bowen LLP served as LCS’s legal advisor.

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. Following the LCS transaction, GEO’s worldwide operations will include the ownership and/or management of 106 facilities totaling approximately 85,500 beds, including projects under development, with a growing workforce of approximately 19,000 professionals.

Contact:	Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations

N E W S    R E L E A S E

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of GEO with the SEC, in press releases and in oral and written statements made by or with the approval of GEO, as applicable, that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “continue,” “remain,” “should,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. GEO cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of GEO’s proposed acquisition of the LCS Facilities, including future financial and operating results, enhanced utilization of the LCS Facilities and expected increases to their average occupancy rates, cost savings, enhanced revenues and accretion to reported earnings and adjusted funds from operations that may be realized from the acquisition; (ii) statements of plans, objectives and expectations of GEO or its management or Board of Directors, including the expected timing of completion of the transaction; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the risk that GEO and LCS may be unable to obtain any governmental and regulatory approvals required for the acquisition, or that any required governmental and regulatory approvals may delay the acquisition or result in the imposition of conditions that could cause the parties to abandon the acquisition; (ii) the risk that a condition to closing of the acquisition may not be satisfied; (iii) the time required to consummate the proposed acquisition; (iv) the risk that the LCS Facilities will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (v) the risk that the expected increased revenues, EBITDA, net income, and adjusted funds from operations may not be fully realized or may take longer to realize than expected; (vi) revenues following the acquisition may be lower than expected; (vii) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (viii) material differences in the actual financial results of the acquisition compared with expectations, including the full realization of anticipated revenue and earnings enhancements and the impact of the acquisition on GEO’s future earnings and adjusted funds from operations; (ix) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; (x) the focus of management on acquisition-related issues; (xi) local, regional, national and international economic conditions and the impact they may have on GEO; (xii) legislation affecting the correctional industry as a whole, and/or GEO individually; (xiii) containing costs and expenses; (xiv) governmental and public policy changes; (xv) the outcome of any pending and future litigation and governmental proceedings; and (xvi) continued availability of financing. Additional factors that could cause GEO’s results to differ materially from those described in the forward-looking statements can be found in GEO’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to GEO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Each forward-looking statement speaks only as of the date of the particular statement and GEO does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

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Contact:	Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations